UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, (the “Separation Date”), Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into a Separation Agreement and General Release with Christopher C. Chapman, M.D., the Company’s President and a member of the Company’s Board of Directors, in connection with the resignation of Dr. Chapman’s employment with the Company (the “Separation Agreement”). Dr. Chapman, who served the Company for approximately 1½ years as President and over 9 years a director of the Company, elected to voluntarily resign from the Company in order to pursue other matters.

Under the Separation Agreement, Dr. Chapman’s employment with the Company will continue through June 30, 2015, although Dr. Chapman will cease to be an officer and director of the Company as of the date of the Separation Agreement. The Separation Agreement provides that Dr. Chapman will continue to receive severance base pay at the rate of $25,000 per month (minus withholdings) for July, August, and September 2015. In addition, he will be issued shares of Company common stock under the Company’s 2008 Incentive Award Plan in satisfaction of an aggregate of $51,346.11 in previously accrued but unpaid base salary, with such issuance to occur within ten (10) trading days of the date of the Separation Agreement based on the closing price of the Company’s common stock on the trading day before issuance. The Separation Agreement will not affect Dr. Chapman’s previously granted vested options to purchase an aggregate of 43,000 shares, which will remain exercisable in accordance with the terms of the option grant documents and applicable equity plan until the expiration of such options.

The Separation Agreement provides that Dr. Chapman’s Employment Agreement, dated December 27, 2013, with the Company is immediately terminated, with the exception of certain provisions (including his non-competition and confidentiality obligations) that will continue to remain in effect. The Separation Agreement also provides for mutual non-disparagement obligations and a full general release by Dr. Chapman of the Company and its affiliates, officers, directors, and employees against all claims, whether known or unknown. The Company has agreed to release Dr. Chapman from known claims, if any, that exist as of the date of the Separation Agreement. The Separation Agreement also enables the Company to request as-needed consulting services from Dr. Chapman through December 31, 2015 up to a maximum of 5 hours per month at a rate equal to $300 per half day of consulting services.

The foregoing description of the Separation Agreement and General Release is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with Dr. Chapman’s departure, Dr. Michael J. Mullan, the Company’s Chairman and Chief Executive Officer, will assume the office of President of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is filed herewith:

Exhibit No.	Description
10.1	Separation Agreement and General Release dated June 9, 2015 between Rock Creek Pharmaceuticals, Inc. and Christopher C. Chapman, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

 Date: June 10, 2015